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                    NON-QUALIFIED NON-EMPLOYEE DIRECTOR
                     STOCK OPTION CERTIFICATE AGREEMENT
                    -----------------------------------

          THIS AGREEMENT is made as of the Date of Grant shown on Exhibit A hereto, by and between MEDICIS PHARMACEUTICAL
CORPORATION, a Delaware Corporation (the "Corporation"), and the individual named on Exhibit A hereto (the "Director").
          WHEREAS, the Corporation considers it desirable and in its best interests that non-employee Directors be given an annual grant of options to purchase shares in the Corporation pursuant to Section 7.3 of the Company's stock option plan identified on Exhibit A hereto, (the "Plan"); and
          WHEREAS, Section 7.1 of the Plan states that options granted under the Plan shall be evidenced by Certificates incorporating such terms and conditions as the Plan Committee (as such term is defined in the Plan) in its absolute discretion deems consistent with the terms of the Plan;
          WHEREAS, as of the date hereof the Plan provides that, on the business day following approval of an amendment of the Plan and thereafter on the last business day of September in each year, each then Non-employee Director shall be granted without further action by the Plan Committee, a non-qualified incentive stock option to purchase the number of shares of its Class A Common Stock at fair market value on the date of grant as shown on Exhibit A;
          NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:
          1. GRANT OF OPTION. The Corporation hereby grants to the Director the right, privilege and option to purchase the number of shares of its Class A Common Stock (the "Common Stock") shown on Exhibit A hereto. These options are not intended as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.
          2. PURCHASE PRICE. The purchase price per share under the option granted to Director under Paragraph 1 above shall be as shown on Exhibit A hereto, subject to adjustment as provided herein and in the Plan.

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          3.  TIME OF EXERCISE OF OPTION.  The aforesaid
option, until the termination thereof as provided in paragraph 5 below, may be exercised by the Director in whole or in part, as shown on Exhibit A, provided that the Director is still a Director as of that date.
          4. METHOD OF EXERCISE. The option shall be exercised by written notice directed to the Board of Directors of the Corporation, at the Corporation's principal place of business, accompanied by a check in payment of the option price for the number of shares specified and paid for. The Corporation shall make immediate delivery of the shares purchased under the option, provided that if any law or regulation requires the Corporation to take any such action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.
          5. TERMINATION OF OPTIONS. Except as otherwise stated herein, the option, to the extent not theretofore exercised, shall terminate as shown in Exhibit A.
          6. RECLASSIFICATION, CONSOLIDATION OR MERGER. If and to the extent that the number of issued shares of Common Stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to option and the option price per share shall be proportionately adjusted. If the Corporation is reorganized or consolidated or merged with another corporation, the Director shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such shares, and the new option or assumption of the old option shall not give the Director additional benefits which the Director did not have under the old option, or deprive the Director of benefits which the Director had under the old option (except with respect to fractional shares).

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          7.  RIGHTS PRIOR TO EXERCISE OF OPTION.  This option
is not transferable by the Director, except in the event of death in which case the transferee of said option (or any unexercised portion thereof) pursuant to the Director's will or by laws of intestacy, must exercise said option within one hundred eighty (180) days following the date of the Director's death (or the date specified in Paragraph 5, if earlier). The Director shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to him of certificates for such shares as herein provided.
          8. SECURITIES, REGISTRATION AND RESTRICTIONS. Upon receipt of the shares of the Corporation as a result of the exercise in whole or in part of this option, the Director, if so requested by the Corporation, shall represent and warrant to the Corporation that the Director is acquiring the shares of Common Stock for investment and not with a view toward resale or distribution to the public and, if so requested by the Corporation, shall deliver to the Corporation a written statement to that effect satisfactory to the Corporation. Additionally, if so requested by the Corporation that the Director will execute and deliver to the Corporation a written agreement that the Director will not sell or offer to sell any such shares of Common Stock unless a registration statement shall be in effect with respect to such shares of Common Stock under the Securities Act (as defined in the Plan) and any applicable state securities law or unless the Director shall have furnished to the Corporation an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Certificates representing the shares transferred upon the exercise or surrender of the option granted hereby may, at the discretion of the Corporation, bear a legend to the effect that such shares have not been registered under the Securities Act or any applicable state securities law and that such shares may not be sold or offered for sale in the absence of (i) an effective registration statement as to such shares under the Securities Act and any applicable state securities law, or (ii) an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Furthermore, the Corporation shall have the right to require the Director to enter into such stockholder or other related agreements as the Corporation deems

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necessary or appropriate under the circumstances as a condition to the issuance of any shares under this option.
          9. MISCELLANEOUS. The Director shall not have any right as a stockholder of the Corporation solely as a result of the grant of this option. The grant of this option does not constitute a contract of employment. This option is subject in all respects to the terms of the Plan. This option shall be governed by the laws of the state applicable to the Plan.
          10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.


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          IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed on the day and year first above written.

                         MEDICIS PHARMACEUTICAL CORPORATION


                         By  _____________________________________
                              Chairman and Chief Executive Officer


                             ___________________________________(SEAL)
                                      Corporate Secretary


Accepted and Agreed:         ________________________________________
                                        Director



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                    MEDICIS PHARMACEUTICAL CORPORATION
                    STOCK OPTION CERTIFICATE AGREEMENT
                              EXHIBIT A





     Optionee:

     Option Plan:

     Date of Grant:

     Number of Options:

     Option Price:

     Expiration Date:



Shares may be exercised according to the following schedule:








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